Exhibit 10.14

Administrative Support SERVICE AGREEMENT

This ADMINISTRATIVE SUPPORT SERVICE AGREEMENT (this “Agreement”) is made as of July 19, 2024 by and between Grafiti Limited, a United Kingdom limited company Company(“Limited”) and Grafiti LLC, a Nevada limited liability company (“Company”), each of which is sometimes referred to as a “party” and collectively as the “parties.”

WHEREAS, Limited requires certain administrative support services as set forth on Schedule 2.1 to this Agreement (“Services”), and Company has agreed to provide such Services in accordance with the terms of this Agreement.

NOW, THEREFORE, in consideration of the above premises and the mutual covenants contained herein, it is agreed by and between the parties as follows:

ARTICLE I
FEES AND TERM

1.1       Company Price/Payment. As consideration for the Services to be provided to Limited by Company pursuant to Section 2.1 of this Agreement (the “Services”), Limited shall pay to Company a service fee (the “Services Fee”) in accordance with Schedule 2.1. The Services Fee shall be payable by Limited to Company no later than 30 days after the close of each month (prorated for any partial month) during the term of this Agreement. Any services provided by Company to Limited beyond the services covered by the Services Fee shall be billed to Limited at negotiated rates, no less favorable to Limited than if Limited had received the service from an independent third party, or on such other basis as the parties may agree from time to time.

1.2       Company Term. The term of this Agreement shall be for one year (the “Term”), which Term shall be deemed to have commenced effective as of January 1, 2024 and continue to automatically renew for additional one year terms unless terminated earlier by written notice to the other party 60 days prior to the end of the Term then in effect.

1.3       Additional Services. At any time during the Term, if either party identifies any service that is needed to assure a smooth and orderly transition of the Business and related operations following the Closing, and that is not otherwise governed by the provisions of this Agreement, the Purchase Agreement or any other agreement between the parties, then the parties shall cooperate in determining whether there is a mutually acceptable arm’s-length basis on which one party will provide such service to the other party in exchange for a fee.

ARTICLE II
SERVICES TO BE PROVIDED BY COMPANY TO Limited

2.1       Services. Company agrees to provide the services set forth on Schedule 2.1 (subject to such modification or adjustment as may be mutually agreed upon by the parties) to Limited during the Term.

2.2       Details of Performance. Reasonable details of Company’s performance of services hereunder may be specified in one or more memoranda signed by the parties and such memoranda shall be deemed incorporated in this Agreement by reference as if recited herein in their entirety.

ARTICLE III
MISCELLANEOUS

3.1       Confidentiality. Neither party hereto shall use or disclose to any other person at any time, any confidential or proprietary information or trade secrets of the other party, including, without limitation, its customer lists, programs, pricing and strategies except to those of its employees and those other persons who need to know such information to fulfill such party’s obligations hereunder, provided that such party shall require that such other persons agree to keep confidential such confidential or proprietary information or trade secrets. Both parties shall provide to the other party semi-annually upon such other party’s written request, a list of all employees whose duties have required access to confidential or proprietary information or trade secrets, and any other employees or other persons who, to the actual knowledge of that party’s officers, have had access to such information during the preceding 6 month period, in each case, designating whether such persons are in the employ of such party as of the date such list is provided. Both parties agree that all drawings, specifications, data, memoranda, calculations, notes and other materials, including, without limitation, any materials containing confidential or proprietary information or trade secrets of the other party, furnished in connection with this Agreement and any copies thereof are and shall remain the sole and exclusive property of that other party and shall be delivered to that party upon its request.

3.2       No Agency. Both parties shall perform their respective services under this Agreement as an independent contractor. Each party acknowledges and agrees that it is not granted any express or implied authority to assume or create any obligation or responsibility on behalf of the other party, or to bind the other party with regard to third parties in any manner.

3.3       Notices. Any notices required or permitted to be provided pursuant to this Agreement shall be provided in writing via e-mail, certified mail, hand-delivery, telecopier with confirmation or normal mail service, addressed to the recipient party at its e-mail or standard mailing address set forth on the signature page.

3.4       Force Majeure. In the event that either party is prevented from performing, or is unable to perform, any of its obligations under this Agreement due to any act of God, fire, casualty, flood, war, strike, lock out, failure of public utilities, injunction or any act, exercise, assertion or requirement of governmental authority, epidemic, destruction of production facilities, insurrection, inability to procure materials, labor, equipment, transportation or energy sufficient to meet manufacturing needs, or any other cause beyond the reasonable control of the party invoking this provision, and if such party shall have used its best efforts to avoid such occurrence and minimize its duration and has given prompt written notice to the other party, then the affected party’s performance for the period of delay or inability to perform due to such occurrence shall be suspended. Should either party fail to perform hereunder and shall have provided proper notice to the other party that it is unable to perform on account of one or more reasons set forth in this section, such party may obtain replacement services from a third party for the duration of such delay or inability to perform, or for such longer period as such party shall be reasonably required to commit to in order to obtain such replacement services and the services fee payable by such party shall be reduced accordingly.

ARTICLE IV
GENERAL PROVISIONS

4.1       Entire Agreement. This Agreement embodies the entire agreement and understanding of the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and understandings relative to said subject matter.

4.2       Binding Effect. This Agreement shall be binding upon, and shall inure to the benefit of Company, Limited and their respective successors and assigns.

4.3       Assignment. Neither this Agreement nor any rights or obligations hereunder shall be assignable by either party without the prior written consent of the other party hereto, which consent shall not be unreasonably withheld.

4.4       Governing Law. This Agreement shall be governed by and construed in accordance with the law of the State of Nevada applicable to contracts to be performed entirely in that State.

4.5       Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one and the same instrument.

4.6       Headings. The headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

(Signatures Appear on Next Page)

IN WITNESS WHEREOF, the parties have caused this Agreement to be signed as of the date first above written.

Grafiti Ltd.

By:	/s/ Nadir Ali
Nadir Ali, CEO
169 Bath Rd. Slough United Kingdom 4DXUK

E-Mail: nadir.ali@grafiti.com

Grafiti LLC

By:	/s/ Wendy Loundermon
Wendy Loundermon, CFO

405 Waverley Street Palo Alto, California
E-Mail: wendy.loundermon@grafiti.com

Schedule 2.1
Company Services

Company shall provide the following services to Limited:

Accounting, Tax and other Administrative Sales Support Services: Contracted accounting services to be provided by Wendy Louderman and Ashley Rubeck, including accounting, payroll, audit and tax compliance functions. Sales support and other operational services to be provided by Razi Syed and Shirish Tangirala including  web presence design and hosting, marketing and sales campaign support, lead generation support, event participation and guidance.

Cost of Services payable by Limited to Company: $5,080 per month which amount may be increased by 5% annually in Company’s sole discretion.

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